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                                    UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


Current Report Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934



                          Date of Report: December 24, 1997

                                 NORD PACIFIC LIMITED
                                 --------------------
                (Exact name of registrant as specified in its charter)

         Bermuda                 000-19182                  N/A
         -------                 ---------                  ---
     (State or other          (Commission File         (IRS Employer
     jurisdiction of           Number)                 Identification
     incorporation or                                  Number)
     organization)


                                   22 Church Street
                             Hamilton HE 11 Bermuda              N/A
                             ----------------------              ---
                    (Address of Principal executive offices)     (Zip Code)

         Registrant's telephone number, including area code:  (441) 282-2363

                                         N/A
                                         ---
(Former name, former address, and former fiscal year, if changed since last report)



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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On December 12, 1997, Nord Pacific Resources Limited ("the Company") completed the sale of 600,000 shares of Common Stock ("the Placement") to Mineral Resources Development Company Pty, Limited ("MRDC"), a corporation wholly owned by the Government of Papua New Guinea. These shares were sold at a price of US$4.50 (Cdn$6.40) per share and proceeds totaled US$2,700,000 (Cdn$3,840,000). The placement was made in an offshore transaction to a non-United States person pursuant to Regulation S under the Securities Act of 1933 ("the Act"). The Common Stock has not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption. Merrill Lynch Private (Australia) Limited of Brisbane, Australia acted as agent for MDC but was not compensated by the Company.

     The proceeds from the placement will be used to fund the Ramu River Nickel/Cobalt Project and the Tabor Islands Gold Project, both in Papua New Guinea.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


Item No.                      Descripition
--------                      ------------

  10.1                        Common Stock Purchase Agreement

  99.1                        Press Release dated December 12, 1997



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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Nord Pacific Limited
                                        --------------------

                                        /s/ W. Pierce Carson
                                        --------------------
Date:     December 24, 1997                W. Pierce Carson
                                            President & CEO